                                 EXHIBIT 10.51

                                LEASE AGREEMENT

                         FOR THE BAKE PARKWAY BUILDING

                                 OFFICE LEASE

                      FUND VIII AND FUND IX ASSOCIATES, a
                       Georgia joint venture partnership

                                  as Landlord


                                      and


                             QUEST SOFTWARE, INC.,
                           a California corporation

                                   as Tenant

                         Dated as of: June 9/th/, 2000

                               TABLE OF CONTENTS

ARTICLE 1     REAL PROPERTY, BUILDING AND PREMISES                     1

ARTICLE 2     LEASE TERM                                               1

ARTICLE 3     BASE RENT                                                2

ARTICLE 4     ADDITIONAL RENT                                          2

ARTICLE 5     USE OF PREMISES                                          6

ARTICLE 6     SERVICES AND UTILITIES                                   6

ARTICLE 7     REPAIRS                                                  6

ARTICLE 8     CONDITIONS AND ALTERATIONS                               7

ARTICLE 9     COVENANT AGAINST LIENS                                   8

ARTICLE 10    INSURANCE                                                9

ARTICLE 11    DAMAGE AND DESTRUCTION                                  11

ARTICLE 12    NONWAIVER                                               13

ARTICLE 13    CONDEMNATION                                            13

ARTICLE 14    ASSIGNMENT AND SUBLETTING                               13

ARTICLE 15    SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF
              TRADE FIXTURES                                          16

ARTICLE 16    HOLDING OVER                                            16

ARTICLE 17    ESTOPPEL CERTIFICATES                                   17

ARTICLE 18    SUBORDINATION                                           17

ARTICLE 19    DEFAULTS; REMEDIES                                      17

ARTICLE 20    COVENANT OF QUIET ENJOYMENT                             19

ARTICLE 21    FORCE MAJEURE                                           19

ARTICLE 22    ATTORNEYS' FEES                                         20

ARTICLE 23    SIGNS                                                   20

ARTICLE 24    COMPLIANCE WITH LAW                                     21

ARTICLE 25    LATE CHARGES                                            21

ARTICLE 26    LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT    21

ARTICLE 27    ENTRY BY LANDLORD                                       22

ARTICLE 28    INTENTIONALLY OMITTED                                   22

ARTICLE 29    MISCELLANEOUS PROVISIONS                                22

                                   Exhibits


Exhibit A      Legal Description of Land
Exhibit B      Tenant Improvements
Exhibit C      Direct Expenses Exclusions
Exhibit D      Rules and Regulations
Exhibit E      List of All Recorded Covenants, Conditions and Restrictions
Exhibit F      Form of Tenant's Estoppel Certificate
Exhibit G      Building Signage

                      SUMMARY OF BASIC LEASE INFORMATION

The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the "Lease") which pertains to the office building (the "Building")located on the real property described in Exhibit A which real property is in the City of Irvine, California. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.


TERMS OF LEASE                  DESCRIPTION
--------------                  -----------

1.   Dated as of:               June 9/th/, 2000

2.   Landlord:                  FUND VIII AND FUND IX ASSOCIATES,
                                a Georgia joint venture partnership

3.   Address of Landlord        6200 The Corners Parkway, Suite 250
     (Section 29.16):           Norcross, Georgia 30092-2295

4.   Tenant:                    QUEST SOFTWARE, INC.,
                                a California corporation

5.   Address of Tenant          8001 Irvine Center Drive
     (Section 29.16):           Irvine, California 92618
                                Attn: Susan Twellman

6.   Premises (Article 1):      See Exhibit A

7.   Term (Article 2):          Beginning on the date hereof and ending on the
                                last day of the month in which the 42nd monthly anniversary of the Rent Commencement Date occurs

8.   Base Rent (Article 3)      $1.65 per "rentable square feet" per month

     Rent Commencement
     Date: The Rent Commencement Date shall be the first to occur of (i) the date Tenant commences business in the Premises, (ii) issuance of a certificate of occupancy or (iii) August 1, 2000, provided that for the six month period beginning with the Rent Commencement Date, Base Rent shall be calculated on the basis of 33,000 "rentable square feet"

9.   Brokers (Section 29.20):   Julien J. Studley, Inc. and Cushman & Wakefield

                                 OFFICE LEASE

     This Office Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between FUND VIII AND FUND IX ASSOCIATES, a Georgia joint venture partnership ("Landlord"), and QUEST SOFTWARE, INC., a California corporation ("Tenant").

                                   ARTICLE 1
                     REAL PROPERTY, BUILDING AND PREMISES

     1.1  Real Property, Building and Premises.  Upon and subject to the terms,
          ------------------------------------
covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord all of the land described in Exhibit A hereto (the "Real Property") and all of the improvements
             -------
thereon (the "Improvements"), including the building having an address of 15253 Bake Parkway, Irvine, California (the "Building"), the Real Property, Improvements and Building being sometimes referred to herein as the "Premises."

     1.2  Rentable Square Feet of Premises and Building.  For purposes of this
          ---------------------------------------------
Lease, "rentable square feet" shall be deemed to be 65,006 for the Premises.

     1.3  Delivery of the Building and Premises; Tenant Improvement Allowance.
          -------------------------------------------------------------------
Landlord will deliver to and Tenant will accept the Premises "as is, where is, with all faults". Landlord agrees to provide a tenant improvement allowance of $11.00 times the "rentable square feet" in the Building in accordance with and subject to the terms and conditions set forth in Exhibit B hereto (the "Tenant
                                                 -------
Improvements").

                                   ARTICLE 2
                                  LEASE TERM

     2.1  Initial Term.  The terms and provisions of this Lease shall be
          ------------
effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease and any validly exercised option (the "Lease Term") shall be as set forth in Section 7 of the Summary and Section 2.2 below and shall commence on the date (the "Lease Commencement Date") set forth in Section 7 of the Summary, and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7 of the Summary, unless this Lease is sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve
(12) month period, commencing on the Lease Commencement Date unless the context requires otherwise, during the Lease Term.

     2.2  Option Terms.
          ------------

          2.2.1  Option Rights.  Landlord hereby grants Tenant two (2) options
                 -------------
to extend the Lease Term for all and not less than all of the Premises for a period of one year each, provided that the second option term shall expire on December 31, 2005 (the "Option Terms"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of each of such notices there is not an outstanding Event of Default by Tenant. Upon the proper exercise of an option to extend, the Lease Term, as it then applies to the Premises, shall be extended for a period of one year if the extension relates to the first option period or until December 31, 2005, if it relates to the second option period. The rights contained in this Section 2.2 may only be exercised by Tenant, its "Affiliates" (as defined in Section 14.5 below) or an assignee of Tenant to whom an assignment of this Lease has been made in accordance with Article 14 (and not any sublessee or other transferee of Tenant's interest in this Lease).

          2.2.2  Option Rent.  The Base Rent payable by Tenant during the Option
                 -----------
Term (the "Option Rent") shall be calculated at the rate of $1.75 per "rentable square feet" per month.

          2.2.3  Exercise of Option.  The options contained in this Section 2.2
                 ------------------
shall be exercised by Tenant, if at all, and only in the following manner:
Tenant shall deliver written notice to Landlord (the "Option Notice") not more than 12 months or less than nine months prior to the expiration of the initial Lease Term or the initial Option Term, as applicable, stating that Tenant is exercising its option. Notwithstanding the foregoing, Tenant may extend the time within which it must deliver the Option Notice to the date which is six months prior to the expiration of the initial Lease Term or the initial Option Term, as applicable, provided Tenant shall have on or before the date which is nine months prior to such expiration date delivered to Landlord notice that Tenant is electing to extend such date by as many as three months in which event the expiration of the initial Lease Term or Option Term, as applicable, shall be automatically extended by the same number of months.

                                   ARTICLE 3
                                   BASE RENT

     Commencing on the Rent Commencement Date set forth in Section 8 of the Summary, Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the address set forth in Section 3 of the Summary, or at such other place in the continental United States as Landlord may from time to time designate in writing, by check drawn upon a bank located in the United States of America (for currency which, at the time of payment, is legal tender for private or public debts in the United States of America), base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise expressly provided in this Lease. If any rental payment date (including any Rent Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                   ARTICLE 4
                                ADDITIONAL RENT

     4.1  Additional Rent.  In addition to paying the Base Rent specified in
          ---------------
Article 3 of this Lease, beginning on the Rent Commencement Date, Tenant shall pay as additional rent for each "Expense Year," as that term is defined in
Section 4.2.3 of this Lease, all of the annual "Direct Expenses," as that term is defined in Section 4.2.2 of this Lease, as if Tenant occupied the entire Premises. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts payable under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner and place as the Base Rent. Without limitation on other obligations which shall survive the expiration of the Lease Term, the obligations of Tenant and Landlord provided for in this Article 4 shall survive the expiration of the Lease Term.

     4.2  Definitions.  As used in this Article 4, the following terms shall
          -----------
have the meanings hereinafter set forth:

          4.2.1 "Calendar Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

          4.2.2 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

          4.2.3  "Expense Year" shall mean each Calendar Year.

          4.2.4 "Operating Expenses" shall mean all direct and indirect costs, expenses, and assessments charged to the Real Property with respect to its efficient and economical operation (including insurance premiums for the insurance policies described in Sections 10.2, 10.3 and 10.5 below), management, use, maintenance and repair, other than those which are set forth in Section 6.1 below. Operating Expenses shall not include those items set forth on the Operating Expense Exclusion list attached hereto as Exhibit C.
                                                    -------

          4.2.5 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), which are allocable to a particular Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein.

                 4.2.5.1   Tax Expenses shall include, without limitation:

          (i) Any governmental tax on Landlord's rent, right to rent or other incomefrom the Real Property or as against Landlord's business of leasing any of the Real Property;

          (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included as of the date hereof within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental assessments or contribution towards a governmental cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

          (iii) Any governmental assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent; and

          (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

                 4.2.5.2 With respect to any assessment otherwise includable within Tax Expenses that may be levied against or upon the Real Property and that under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of Tax Expenses with respect to any tax fiscal year only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment for such tax fiscal year, in each case utilizing the payment or installment method which will minimize the amount of Tax Expenses.

                 4.2.5.3 If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed, or imposed upon Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Real Property shall be included within the term "Tax Expenses" except that the same shall not include any enhancement of said tax attributable to other income of Landlord.

                 4.2.5.4 Landlord may in good faith protest any Tax expenses with the appropriate governing authorities, and any reasonable expenses reasonably incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid, provided that such expenses shall not exceed the savings which may reasonably be expected to be realized as a result of such action. Landlord shall endeavor to notify Tenant of any proposed increases in the assessed value of the Property, and if Landlord elects not to protest any such increase, Tenant shall have the right to do so.

                 4.2.5.5 Tax refunds shall be deducted from Tax Expenses in the Expense Year to which the same are attributable.

                 4.2.5.6 Subject to the terms of this Section 4.2.5, if Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof by Landlord for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, such increase shall be included in Tax Expenses in the Expense Year to which such increase is attributable, and Tenant shall pay Landlord

Tenant's share of such increased Tax Expenses to the extent there exists an excess for such Expense Year.

                 4.2.5.7 Notwithstanding anything to the contrary contained in this Lease, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income, (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section
4.4 of this Lease.

          4.3    Calculation and Payment of Additional Rent.
                 ------------------------------------------

                 4.3.1  Payment of Direct Expenses.  For any Expense Year ending
                        --------------------------
or commencing within the Lease Term, Tenant shall pay directly, or, as applicable, to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to the Direct Expenses for such Expense Year.

                 4.3.2  Statement of Actual Direct Expenses and Payment by
                        --------------------------------------------------
Tenant.  Landlord shall endeavor to give to Tenant on or before the first day of
------
April (and must deliver by July 1) following the end of each Expense Year, a statement (the "Statement"), certified by an appropriate official of Landlord, which shall state that portion of the Direct Expenses not directly paid by Tenant, and which portion is allocable to such preceding Expense Year. Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Landlord-billed Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as an "Estimated Payment," as that term is defined in Section 4.3.3, below. In the event the amount paid by Tenant as an Estimated Payment exceeds the amount of the Landlord-billed Direct Expenses, Tenant shall receive a credit against the next payment of Additional Rent due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice either party from enforcing its rights under this Article 4; provided, however, that except with regard to the recalculation of those items of Direct Expenses which are not under Landlord's reasonable control, specifically including Tax Expenses and public utility charges, Landlord shall not be permitted to add to Direct Expenses or bill for the first time any portion of Direct Expenses more than 13 months following the last day of the Expense Year to which such Direct Expenses relate.

          Subject to the provisions of this Lease, even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of the Direct Expenses for the Expense Year in which this Lease terminates,
(i) if Tenant has not paid all of the Direct Expenses for such Expense Year, Tenant shall pay to Landlord, within thirty (30) days after receipt of a reasonably detailed bill therefor, an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease, and (ii) if Tenant has made an overpayment of Additional Rent, Landlord shall pay the same to Tenant within thirty (30) days of such determination. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

                 4.3.3  Statement of Estimated Direct Expenses.  In addition,
                        --------------------------------------
Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") on or before the Rent Commencement Date and thereafter within one hundred twenty (120) days and no later than one hundred eighty (180) days after the commencement of each new Expense Year, which Estimate Statement shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Landlord-billed Direct Expenses for the then-current Expense Year shall be (the "Estimated Payment"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Payment under this Article 4. Tenant shall pay, within thirty (30) days of Tenant's receipt of such Estimate Statement, a fraction of the Estimated Payment for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Payment set forth in the previous Estimate Statement delivered by Landlord to Tenant.

          4.4    Taxes and Other Charges for Which Tenant Is Responsible. Tenant
                 -------------------------------------------------------
shall reimburse Landlord, within thirty (30) days of Tenant's receipt of a reasonably detailed written demand accompanied by appropriate supporting evidence (but in any case prior to delinquency), for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when said taxes are required to be paid by Tenant and said taxes are measured by or reasonably attributable to the cost of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost of all leasehold improvements made in or to the Premises by or for Tenant.

          4.5  Landlord's Books and Records; Tenant's Audit Rights.  Tenant or
               ---------------------------------------------------
Tenant's authorized representatives (the "Outside Agent") may, after reasonable notice to Landlord and at reasonable times, examine, inspect, audit, and copy the records of Landlord regarding each Statement at Landlord's office in the continental United States during normal business hours within one (1) year after the furnishing of the Statement. The Outside Agent shall be a nationally or regionally recognized firm of certified public accountants ("CPA") and shall be engaged on a non-contingency fee basis. Unless Tenant takes written exception to any item within two (2) years after the furnishing of that Statement (or any corrected Statement), the Statement shall be considered as final and accepted by Tenant except that Landlord may, at any time during that two-year period, submit a corrected Statement to Tenant if Operating Expenses and Tax Expenses on the original Statement were overstated or understated.

          The payment of the amounts shown on the Statement by Tenant shall not preclude Tenant from questioning the correctness of any item of the Statement subject to the rights in this Section 4.5, and Tenant shall continue to pay the amounts reflected on the Statement pending a final determination of the correctness of the items shown thereon. Tenant and/or its Outside Agent shall have the right, at Tenant's cost and on no less than ten (10) days' prior written notice to Landlord and during Landlord's normal business hours, to audit Landlord's records regarding Operating Expenses and Tax Expenses. Such an Audit shall be performed in Landlord's office in the continental United States.

          To facilitate an audit by Tenant, Landlord shall keep its books and records applicable to Operating Expenses and Tax Expenses available to Tenant on a reasonable basis for the longer of (a) two (2) years after the Lease Expiration Date or (b) one (1) year after the resolution of any dispute concerning Operating Expenses and Tax Expenses. Any audit of Operating Expenses and Tax Expenses for any calendar year must be begun within two (2) years after Landlord's delivery of the Statement for that year, or the right to audit Operating Expenses and Tax Expenses for that year shall be deemed waived.

          Tenant agrees diligently to pursue and complete (or to drop) any audit begun by Tenant, and Landlord agrees it shall not unreasonably interfere with the execution of Tenant's audit rights. Landlord shall either accept or reject any such audit within 30 days of the receipt of same. If Landlord shall reject such audit and the parties cannot otherwise agree on any adjustments, then Landlord and Tenant shall select a mutually acceptable accounting firm to conduct such audit, the results of which shall be binding upon the parties. The cost of such audit shall be borne equally by the parties, and Tenant shall bear all fees and costs of its audit, unless it is ultimately determined that Operating Expenses and Tax Expenses taken as a whole for any calendar year were overstated by four percent (4%) or more. In that event, Landlord shall pay for the reasonable costs of both audits. Pending resolution of any disputes over Operating Expenses and Tax Expenses, Tenant shall pay to Landlord any Additional Rent alleged to be due from Tenant as reflected on Landlord's Statement or any invoice issued on the basis of Landlord's Statement.

                                   ARTICLE 5
                                USE OF PREMISES

          5.1  Permitted Use. Tenant shall use the Premises for general office
               -------------
and administrative purposes only.

          5.2  Prohibited Uses.  Tenant shall not use the Premises or any part
               ---------------
thereof for any use or purpose contrary to the provisions of the Rules and Regulations listed in Exhibit D and those certain covenants, conditions and
                      -------
restrictions listed on Exhibit E (the "CC&Rs"). This Lease is subject in all
                       -------
respects to the CC&Rs and the Bylaws of the "Associations" established under the CC&Rs. Landlord is not aware of any violations of the CC&Rs. Tenant shall comply with the recorded covenants, conditions and restrictions now or (so long as no negative impact affects the Premises or Tenant's occupancy of the Premises or restricts in any material way its rights under the Lease) hereafter affecting the Premises and with all reasonable rules adopted from time to time by the Associations established under the CC&Rs. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, treatment, manufacture or sale of "Hazardous Material" as that term is defined in Section
29.24 of this Lease, other than as may be permitted by, and used in accordance with, all applicable laws, regulations and ordinances pertaining to the Premises.

                                   ARTICLE 6
                            SERVICES AND UTILITIES

            6.1  In General.  From and after the date of this Lease, Tenant will
                 ----------
be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone, janitorial and security services, window washing and landscaping services. Landlord represents that to the best of its knowledge all such utilities are available to the Premises and may be utilized by Tenant without the payment of any hook up or similar charges other than customary deposits.

     6.2    Interruption of Use.  Tenant agrees that except with respect to
            -------------------
Landlord's gross negligence or intentional acts, Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure of Tenant to receive any service (including telephone and telecommunication services) or utility for any reason whatsoever, or for any diminution in the quality or quantity thereof, and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as provided in this Lease to the contrary. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to any such failure of Tenant to receive any services or utilities.

     6.3    No Obligation.  Landlord shall have no obligation to provide any
            -------------
services or utilities to the Premises including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone, janitorial and security services, window washing and landscaping services. Landlord represents that to the best of its knowledge all Building systems are in proper working order.

                                   ARTICLE 7
                                    REPAIRS

     7.1    Tenant's Obligations.
            --------------------

            7.1.1  Tenant Required Actions. Subject to the provisions of Section
                   -----------------------
7.2, Articles 11 and 13 and Section 29.29, Tenant shall, at Tenant's sole cost and expense, operate, keep, and maintain, and as necessary, repair, restore, replace, and make any capital improvements to (collectively, the "Tenant Required Actions") (i) the structural portions of the Building (excluding the structural skeleton of the Building described in Section 7.2 below), including the ceilings, floor surface, interior walls and wall covering, shafts, stairs, parking areas, stairwells, elevator cabs, washrooms, and Building mechanical, electrical and telephone closets (collectively, "Building Structure"), and (ii) the Building mechanical, electrical, gas, life safety, plumbing, sprinkler systems, elevators, restrooms, and heating, ventilation and air-conditioning systems (the "Building Systems"), in good order and repair and in good and safe working order and condition at all times during the Lease Term, including any items of the Building Structure or Building Systems included in the "Tenant Improvements", as that term is defined in Section 1.3, or "Alterations", as that term is defined in Section 8.1 (collectively, the "Tenant Maintenance Items"). All repairs and maintenance of the Premises by Tenant as required under this Lease shall be performed in a good and safe manner by contractors and other personnel reasonably approved by Landlord, and in compliance with the provisions of Article 8 below. Notwithstanding the foregoing or any other provision of this Lease to the contrary, in the event any of the Tenant Required Actions involve expenditures which would be capitalized under generally accepted accounting principles, then Landlord shall reimburse Tenant for such expenditures within 30 days of the request therefor accompanied by supporting invoices. Tenant shall also be obligated to pay, as an Operating Expense, the cost of any capital improvements made by Landlord to all or any portion of the Premises after the Lease Commencement Date which are required for Tenant's use of the Premises under any governmental law or regulation which was not applicable as of the date of commencement of construction of the Building by Landlord or any capital expenditures reimbursed to Tenant pursuant to the preceding sentence; provided, however, that each such capital expenditure shall be amortized (including interest on the unamortized cost at Landlord's then current cost of funds) over its useful life as Landlord shall reasonably determine, provided, however, that Tenant shall not be responsible for such amortization payments to the extent that the capital expenditure was for an item as to which Landlord is solely responsible under the provisions of Section 7.2 below.

     7.1.2  Maintenance Contracts.  As a part of Tenant's Required Actions,
            ---------------------
Tenant shall, at Tenant's sole cost and expense, maintain contracts for the inspection, maintenance and service of the (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, and (iv) electrical systems.

     7.2  Landlord's Obligations.  It is intended by the parties hereto that
          ----------------------
Landlord have no obligation, in any manner whatsoever, to take any of the Tenant Required Actions with respect to the Building Systems or Building Structure, except as set forth in this Section 7.2, below. It is the intention of the parties that the terms of this Lease govern the respective obligations of the parties as to maintenance and repair of the Premises. Tenant waives the right to make repairs at the expense of Landlord or to terminate this Lease by reason of any needed repairs under Sections 1941 and 1942 of the California Civil Code, or any similar law, statute, or ordinance, now or hereafter in effect. Notwithstanding the foregoing, during the Lease Term, Landlord shall maintain and repair at its sole cost and expense the structural skeleton of the Building consisting only of the floor slabs, foundation, roof structure, roof membrane, exterior walls and exterior glass and mullions ("Landlord Maintenance Items").

                                   ARTICLE 8
                          CONDITIONS AND ALTERATIONS

     8.1  Landlord's Consent to Alterations.  Tenant may, without the need to
          ---------------------------------
obtain the consent or approval of Landlord, make any improvements, alterations, additions or changes to the Premises the cost of which does not exceed $30,000.00 (exclusive of wall or floor coverings) in the aggregate (collectively, the "Alterations") desired by Tenant which do not create a Design Problem, by providing Landlord with written notice not less than six (6) business days prior to the commencement thereof. For purposes of this Lease, "Design Problem" shall mean any alteration, repair, modification, or improvement by Tenant which (a) materially or adversely affects the Building Systems or Building Structure, (b) is not in compliance with applicable laws, or (c) affects the exterior appearance of the Building. Tenant may not make any Alteration which may create a Design Problem (collectively, "Consent Alterations"), without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten
(10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord and shall state whether the consent alterations must be removed on termination of the Lease; provided if the Design Problem materially or adversely affects the Building System or Building Structure, then Landlord may condition its consent upon Tenant assuring that the proposed Alteration complies with applicable Laws and complies with other conditions that Landlord may reasonably require of Tenant. In the event Tenant proposes to make a Consent Alteration, Tenant's notice regarding the proposed Alteration shall include the plans and specifications for the Alterations. Landlord shall grant or withhold its consent to any Consent Alterations within ten (10) business days of receipt of Tenant's notice; Landlord's failure to respond within three (3) business days after receipt by Landlord of a second notice given after such ten (10) business day period shall be deemed to evidence Landlord's approval with respect to the same.

     8.2  Manner of Construction.  In connection with the making of Alterations,
          ----------------------
except for minor or purely cosmetic Alterations such as painting or replacement of wall or floor covering ("Finish Work"), Tenant shall utilize only contractors and subcontractors who normally and regularly perform similar work in Comparable Buildings, or which have been otherwise approved by Landlord, which approval shall not be unreasonably withheld or delayed. Subject to the terms of Article 24, below, Tenant shall construct all Alterations in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and, when required pursuant to applicable Law, pursuant to a valid building permit issued by the City of Irvine. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of Orange County in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and, except as to Finish Work, Tenant shall deliver to Landlord a reproducible copy of the construction set of drawings of the Alterations (or, at Tenant's election, a copy of the final working drawings for such Alterations, with field changes shown thereon) within thirty (30) days following completion thereof.

     8.3  Construction Insurance.  Prior to the commencement of any Alteration,
          ----------------------
Tenant shall provide Landlord with reasonable evidence that Tenant or Tenant's contractors carries "Builder's All Risk" insurance and worker's compensation insurance in a commercially reasonable amount (but not less than $1,000,000 of commercial general liability) given the scope of such Alterations, covering the construction of such Alterations, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require any "Transferee," as that term is defined in Section 14.1, below, other than any Affiliate, to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

     8.4   Landlord's Property.  Subject to the terms of this Lease, all
           -------------------
Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant shall have the right to remove any such Alterations, not attached or built into the Premises and trade fixtures which Tenant can reasonably substantiate to Landlord have not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord, together with any non-affixed personal property in the Premises and Tenant's "tele-data" equipment, provided Tenant repairs any damage to the Premises and Building caused by such removal. Upon the expiration or early termination of the Lease Term, Landlord may, by written notice to Tenant, require Tenant at Tenant's expense to remove any improvements in the Premises, including any cabling and wiring, Alterations and Tenant Improvements with respect to which Landlord designated, in its approval of the plans and specifications for such Alterations and Tenant Improvements , that the same are to be removed at the end of the Term of the Lease, and repair any damage to the Premises and Building caused by such removal, and leave the Premises in a broom-clean condition. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any such improvement, after notice to Tenant from Landlord, and a reasonable opportunity (based on the then current circumstances) for Tenant to complete such removal and/or repair, Landlord may do so and may charge the cost thereof to Tenant.

                                   ARTICLE 9
                            COVENANT AGAINST LIENS

     Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises customary notices of non-responsibility which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any such lien, Tenant covenants and agrees to cause it to be immediately released and removed of record or to protest such lien by filing a bond within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so Landlord, at its sole option, may, after an additional five
(5) business days notice to Tenant, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant within thirty (30) days of receipt of an invoice therefor.

                                  ARTICLE 10
                                   INSURANCE

     10.1  Indemnification and Waiver.
           --------------------------

           10.1.1  Waiver.  Tenant hereby assumes all risk of damage to property
                   ------
or injury to persons in or upon the Premises from any cause whatsoever and agrees that Landlord, its partners and their respective officers, agents, servants, and employees (collectively, the "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent caused by the gross negligence or wilful misconduct of the Landlord Parties, subject to the provisions of Section 10.4 hereof.

           10.1.2  Tenant's Indemnity.  Tenant shall indemnify, defend, protect,
                   ------------------
and hold harmless Landlord and the Landlord Parties from any and all claims, loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) (collectively, "Claims") incurred in connection with or arising from (1) any cause in or on the Premises during the Lease Term or any holdover period and (2) subject to the terms of the last sentence of Section 10.1.3, below, any acts or omissions or wilful misconduct of Tenant or any person claiming by, through or under Tenant, its partners, and their respective officers agents, servants or employees of Tenant or any such person (collectively, "Tenant Parties"), in or on or about the Premises or the Real Property either prior to, during, or after the expiration of the Lease Term, provided that, except as set forth below, the terms of the foregoing indemnity shall not apply to the extent such Claims arise from (a) the gross negligence, intentional acts or wilful misconduct of the Landlord Parties in connection with the Landlord Parties' activities in, on or about the Real Property, including the Premises, subject to the provisions of Section 10.4 hereof, or (b) environmental conditions existing prior to the date hereof. Notwithstanding the foregoing, because Tenant must carry insurance pursuant to Section 10.3.2, below, to cover its personal property and all office furniture, trade fixtures, office equipment and merchandise within the Premises and the Tenant Improvements and Alterations, Tenant hereby agrees to protect, defend, indemnify and hold Landlord harmless from any Claim with respect to any such property within the Premises, to the extent such Claim is covered by Tenant's insurance, even if resulting from the negligence or wilful misconduct of the Landlord Parties.

           10.1.3  Landlord's Indemnity.  Landlord shall indemnify, defend,
                   --------------------
protect, and hold harmless Tenant and the Tenant Parties from any Claims incurred in connection with or arising from (1) any cause in or about the Real Property during the Lease Term (to the extent covered by Landlord's commercial general liability insurance policies carried pursuant to the terms of Section
10.2 below), or (2) any negligent acts or omissions or wilful misconduct of any of the Landlord Parties in, on, or about the Premises or the Real Property (subject to the terms of the last sentence of Section 10.1.2, above), either prior to, during, or after the expiration of the Lease Term, provided that, except as set forth below, the terms of the foregoing indemnity shall not apply to the extent such Claims arise from the negligence or wilful misconduct of the Tenant Parties in connection with the Tenant Parties' activities in, on, or about the Real Property. Notwithstanding the foregoing, because Landlord is required to maintain pursuant to the terms of Section 10.2, below, insurance on the Building and Real Property and Tenant compensates Landlord for such insurance as part of Operating Expenses, Landlord hereby agrees to protect, defend, indemnify and hold Tenant harmless from any Claims with respect to the Building and Landlord's equipment and property on the Real Property to the extent such Claim is covered by Landlord's insurance (or would have been covered by insurance Landlord is obligated to provide hereunder), even if resulting from the negligent acts or wilful misconduct of the Tenant Parties.

           10.1.4  Waiver of Consequential Damages. Notwithstanding any contrary
                   -------------------------------
provision of this Lease, neither Landlord nor Tenant shall be liable to the other party for any consequential damages for a breach or default under this Lease (excluding fraud or wilful misconduct), provided that this sentence shall not be applicable to any consequential damages which may be incurred by the Landlord Parties relating to or in connection with any holdover by Tenant following the expiration of the Lease Term, subject to and in accordance with the provisions of Article 16 hereof.

           10.1.5  General Terms.  The provisions of this Section 10.1 shall
                   -------------
survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

     10.2  Landlord's Insurance.  Landlord shall maintain during the Lease Term
           --------------------
commercial general liability insurance, "all-risk" insurance insuring the Building against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, earthquake and special extended coverage. Such coverage shall be written for one hundred percent (100%) of the replacement cost value of the Building, without deduction for depreciation, and shall be from such companies, and on such other terms and conditions as Landlord may from time to time reasonably determine. Such insurance coverage shall also include a rental loss endorsement (12 months)and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Real Property or the ground or underlying lessors of the Real Property, or any portion thereof. Such policy shall also contain a "stipulated value" endorsement deleting any co-insurance provisions. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building shall at a minimum be comparable to the coverage and amounts of insurance which are carried by institutional landlords of Comparable Buildings. Landlord shall also carry Worker's Compensation and Employee's Liability coverage as required by applicable law. Upon inquiry by Tenant, from time to time, Landlord shall inform Tenant of all such insurance carried by Landlord and provide Tenant with certificates relating thereto. Tenant shall, at Tenant's expense, comply as to the Premises with all customary insurance company requirements pertaining to the use of the Premises to the extent consistent with the insurance company requirements imposed at the Comparable Buildings. If Tenant's conduct or use of the Premises other than for the uses permitted under Section 5.1 of this Lease causes any increase in the premium for such insurance policies, then Tenant shall, following notice from Landlord either (i) cease such conduct or use, or (ii) reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the

American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body to the extent consistent with the rules, orders, regulations or requirements imposed at the Comparable Buildings. Landlord may carry earthquake and flood insurance with a deductible of not less than five percent (5%) of the replacement value of the Building at the time of loss and not more than the amount of deductible then customarily maintained under similar insurance with respect to Comparable Projects, and Tenant will reimburse Landlord for the premium cost thereof.

     10.3  Tenant's Insurance.  Tenant shall maintain the following coverages in
           ------------------
the following amounts.

          10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and covering the performance by Tenant of the indemnity agreements set forth in
Section 10.1 of this Lease, for limits of liability not less than:

     Bodily Injury and
     Property Damage Liability     $5,000,000 each occurrence
                                   $5,000,000 annual aggregate

     Personal Injury Liability     $5,000,000 each occurrence
     $5,000,000 annual aggregate

          10.3.2 "All-Risk" Insurance, with commercially reasonable deductibles, covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written for the full replacement cost value, new, without deduction for depreciation, of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and may include, at Tenant's sole option, a vandalism and malicious mischief endorsement, and sprinkler leakage coverage.

          10.3.3  Form of Policies.  The minimum limits of policies of liability
                  ----------------
insurance required of Tenant or Landlord under this Lease shall in no event limit the liability of Tenant or Landlord under this Lease. Each party's insurance shall (i) name the other party (including, as to Landlord, the "Lender," as described in Article 18 below), as an additional insured; (ii) specifically cover the indemnity obligations of the insuring party set forth in
Section 10.1 of this Lease to the extent customarily and commercially available;
(iii) be issued by an insurance company having a rating of not less than B+/VII in Best's Insurance Guide or which is otherwise reasonably acceptable to the named party and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by the named party is not excess and is non-contributing with any insurance requirement of the insuring party; and (v) contain a cross-liability endorsement or severability of interest clause acceptable to the named party. The insuring party shall cause its insurance carrier to provide that said insurance carrier shall give thirty (30) days' (or ten days' in the event of nonpayment of the premium) prior written notice to the named party and any mortgagee or ground or underlying lessor of the named party prior to the date said insurance is canceled. The parties agree that the insuring party may satisfy its insurance requirements herein with a "blanket" or "umbrella" insurance policy covering the Premises and other premises of the insuring party. The insuring party shall deliver said policy or policies or certificates thereof to the named party on or before the date that Tenant first enters the Premises for purposes of performing any work or installing any of its fixtures, equipment or personal property and at least thirty (30) days before the expiration dates thereof. In the event the insuring party shall fail to procure such insurance, or to deliver such policies or certificate at least thirty (30) days before the expiration dates thereof, the named party may, at its option, if such failure continues for ten (10) business days following written notice to the insuring party, procure such policies for the account of the insuring party, and the cost thereof shall be paid to the named party as Additional Rent within thirty (30) days after delivery to the insuring party of bills therefor.

     10.4  Subrogation.  Landlord and Tenant agree to have their respective
           -----------
insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under the types of policies of insurance set forth in Sections 10.2 and 10.3.2, above.

     10.5  Additional Insurance Obligations.  Tenant shall carry and maintain
           --------------------------------
during the entire Lease Term, at Tenant's sole cost and expense, such increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10, and such other reasonable types of insurance coverage (exclusive, as to insurance required under the provisions of Section 10.3, of earthquake and flood insurance) and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord; provided that such requests shall be consistent with the treatment of comparable tenants in the Comparable Buildings.

                                   ARTICLE 11
                             DAMAGE AND DESTRUCTION

     11.1  Repair of Damage to Premises by Landlord.  Except in the case where
           ----------------------------------------
Landlord or its agents are already aware of the same, Tenant shall notify Landlord of any material damage to the Premises resulting from fire or any other casualty promptly following the date Tenant becomes aware of such damage. If the Building or Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Building, the Building Structure and Building Systems, except for those items which were constructed by or for the benefit of Tenant above and beyond the Tenant Improvement Allowance (the "Base, Shell and Core"). Such restoration shall be to substantially the same condition of the Base, Shell and Core prior to the casualty, except for modifications required by zoning and building codes and other laws. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease, and Landlord shall repair any injury or damage to the property covered by the proceeds being assigned. Except as provided below with respect to the termination of the Lease, if the cost of restoration of the Base, Shell and Core shall exceed the amount of insurance proceeds scheduled to be received by Landlord from Landlord's casualty, earthquake and/or flood insurance due to the deductible amounts under such insurance (which deductible amounts shall not be in excess of commercially reasonable amounts for Comparable Buildings), Tenant shall pay such shortfall (not to exceed the deductible amounts permitted under this Lease or in the event of earthquake damage, the first $150,000 of such deductible amount during the Initial Term or the first $159,000 during any Option Terms) to Landlord prior to Landlord's repair of the damage to the Base, Shell and Core. If the cost of such repair to the Tenant Improvements by Landlord is estimated, after review of the costs by Tenant, to exceed the amount of insurance proceeds scheduled to be received by Landlord from Tenant's insurance carrier, as assigned by Tenant, Tenant shall pay any such short fall to Landlord prior to Landlord's repair of the damage. In the event this Lease shall terminate as a result of such damage, (i) Tenant shall assign to Landlord the right to receive any insurance proceeds received from Tenant's insurance carrier related to the Tenant Improvements constructed utilizing the proceeds of the Tenant Improvement Allowance, and (ii) Tenant shall retain the insurance proceeds related to those of the Tenant Improvements which were constructed utilizing funds provided by Tenant over and above the Tenant Improvement Allowance. Tenant shall retain all insurance proceeds related to Tenant's personal property, furniture, fixtures and equipment. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction of the Tenant Improvements, submit to Landlord, for Landlord's review and approval, which approval shall not be unreasonably withheld, conditioned, or delayed, all plans, specifications and working drawings relating thereto, and Tenant shall have the right to alter the design of the previously existing Tenant Improvements, provided that such redesign shall not delay the repairs and restoration, and Tenant shall select the contractors to perform such improvement work; provided, however, that Landlord shall have the right to approve the contractor and the primary subcontractors relating to the Tenant Improvements, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. Rent shall abate if and to the extent rental loss insurance is being received by Landlord or would have been so received if Landlord had obtained insurance which it is required to obtain under this Lease.

11.2 Right To Terminate.  Notwithstanding the terms of Section 11.1 of this
     ------------------
Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and/or Real Property and instead terminate this Lease by notifying Tenant in writing (the "Landlord Termination Notice") of such termination within sixty (60) days after the date of Landlord's discovery of damage (the "Damage Date"), such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Premises, Building and/or Real Property shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within 225 days of the Damage Date (when such repairs are made without the payment of overtime or other premiums); (ii) the cost of the damage exceeds $1,000,000.00 or is not covered by Landlord's insurance policies, or (iii) the holder of any mortgage on the Building or Real Property shall require (based on such holder's legal right to so require for reasons other than a default by Landlord under said mortgage) that the insurance proceeds or any portion thereof be used to retire the mortgage debt and the remaining proceeds are not sufficient to repair the damage, provided that in such instance, Landlord agrees to negotiate in good faith with said holder to have the proceeds applied to restoration. Likewise, Tenant may elect to terminate this Lease by notifying Landlord in writing of such termination within sixty (60) days after the Damage Date, such notice to include a termination date effective as of the date of the notice, but Tenant may so elect only if the Premises, Building and/or Real Property shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and repairs cannot reasonably be completed within 225 days of the Damage Date (when such repairs are made without the payment of overtime or other premiums).

     11.3  Waiver of Statutory Provisions.  The provisions of this Lease,
           ------------------------------
including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Real Property.

                                   ARTICLE 12
                                   NONWAIVER

     No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by either party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term.

                                   ARTICLE 13
                                  CONDEMNATION

     13.1  Permanent Taking.  If the whole or any part of the Premises or
           ----------------
Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation (collectively, a "Taking"), and if such Taking involves a Taking of all or substantially all of the Premises, Landlord shall have the option to terminate this Lease upon delivery of ninety (90) days' notice. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, Tenant shall have the option to terminate this Lease upon delivery of ninety
(90) days' notice, provided such notice is given no later than 90 days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to receive an award for its relocation expenses, damages to Tenant's personal property, trade fixtures, and loss of goodwill. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated or reduced based on the number of rentable square feet of the Premises so taken. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure, or any successor statute.

     13.2  Temporary Taking.  Notwithstanding anything to the contrary contained
           ----------------
in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and twenty (120) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking (commencing on the date of such taking) in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises; provided that if the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then Base Rent and the Additional Rent shall be abated for the entire Premises for such time as Tenant continues to be so prevented from using, and does not use, the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                   ARTICLE 14
                           ASSIGNMENT AND SUBLETTING

     14.1  Transfers.  Subject to the provisions of this Article 14, Tenant
           ---------
shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or otherwise permit the occupancy or use of the Premises by any persons other than Tenant, its Affiliates and their employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). Any Transfer with respect to which Landlord's consent is required under this Article 14 and with respect to which such consent requirement is not exempted under this Article 14 is referred to herein as a "Consent Transfer." If Tenant desires Landlord's consent to any Consent Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than (a) in the case of a sublease of less than 24,000 rentable square feet, ten (10) business days, (b) in the case of a sublease of 24,000 square feet or more, fifteen (15) business days, and (c) in the case of an assignment of this Lease or any other Transfer, twenty (20) business days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the principal terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all then existing material, executed operative documents to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee and (v) to the extent reasonably available, any other reasonable information reasonably and customarily required by landlords of Comparable Buildings in connection with the review of similar Transfers. Subject to the terms of this Article 14, any Consent Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect. Whether or not Landlord consents to any Consent Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

     14.2  Landlord's Consent.  Landlord shall not unreasonably withhold, delay
           ------------------
or condition its consent to any proposed Consent Transfer. Subject to the provisions of this Section 14.2, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Consent Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

          14.2.1 The Transferee is of a character or reputation or engaged in a business which is materially inconsistent with the quality of the Building; or

          14.2.2 The Transferee intends to use the Subject Space for purposes which are inconsistent with those permitted under this Lease; or

          14.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; provided that the provisions of this Section 14.2. shall be applicable only if (i) the proposed Transfer is an assignment of Tenant's interest in the Lease, (ii) the proposed Transfer concerns twenty thousand (20,000) rentable square feet or more of the Premises, or (iii) upon the consummation of the proposal Transfer, the Original Tenant and/or its Affiliates will not continue to directly occupy (i.e., have not subleased or otherwise transferred its space) at least forty thousand (40,000) rentable square feet of the Premises.

     If Landlord consents to any Consent Transfer pursuant to the terms of this
Section 14.2, Tenant may within six months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its consent under this Article 14.

     14.3  Transfer Premium.
           ----------------

           14.3.1  Definition of Transfer Premium.  Subject to the terms of this
                   ------------------------------
Article 14, if Landlord consents to a Consent Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord one half of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred (unless all or a portion of the Subject Space is subject to different Rent and Additional Rent terms, in which case, to the extent applicable, such different terms shall be applicable), after deducting the actual, out-of-pocket expenses incurred or to be incurred by Tenant for the following (collectively, the "Subleasing Costs")
(i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any space planning, architectural or design fees or expenses incurred in marketing such space or in connection with such Transfer, (iii) any improvement allowance or other monetary concessions provided to the Transferee,
(iv) any brokerage commissions incurred by Tenant in connection with the Transfer, (v) legal fees incurred in connection with the Transfer, including those fees and costs reimbursed to Landlord pursuant to the last sentence of
Section 14.1, (vi) any lease takeover costs incurred by Tenant in connection with the Transfer, (vii) out-of-pocket costs of advertising the space which is the subject of the Transfer, and (viii) the amount of any Base Rent and Additional Rent paid by Tenant to Landlord with respect to the Subject Space during the period, not to exceed four (4) months, commencing on the later of (a) the earlier of the date Tenant contracts with a reputable broker to market the Subject Space or commences negotiations with the Transferee as evidenced by an exchange of proposals, or (b) the date Tenant vacates the Subject Space, until the commencement of the term of the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, but shall exclude any payment which is not in excess of fair market value for (i) services rendered by Tenant to Transferee or (ii) for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

           14.3.2 Payment of Transfer Premiums.  The determination of the amount
                  ----------------------------
of the Transfer Premium shall be made on a monthly basis in accordance with the terms of this Section 14.3.2, as rent or other consideration is received by Tenant by under the Transfer. For purposes of calculating the Transfer Premium, Tenant's Subleasing Costs shall be credited against the first amounts received by Tenant as a result of the Transfer.

     14.4  Effect of Transfer.  Subject to the terms of this Article 14, if
           ------------------
Landlord consents to a Consent Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Consent Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer, and (iv) Tenant shall furnish upon Landlord's request a reasonable statement, certified by an independent certified public accountant, or Tenant's chief financial officer or other appropriate officer of Tenant, setting forth in reasonable detail the computation of any Transfer Premium Tenant has derived and expects to derive from such Transfer. No Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant from liability under this Lease, including, without limitation, in connection with the Subject Space, unless Tenant shall provide evidence acceptable to Landlord, in its sole but reasonable discretion, to the effect that the Transferee has a net worth in excess of $350,000,000. Landlord or its authorized representatives shall have the right at all reasonable times during normal business hours following ten (10) business days advance notice to audit the books, records and papers of Tenant directly relating to any Consent Transfer. If the Transfer Premium respecting any Consent Transfer shall be found understated, or overstated, the appropriate party shall within thirty (30) days after demand, pay to the other the deficiency or excess, and if understated by more than ten percent (10%), Tenant shall pay Landlord's costs of such audit.

     14.5  Non-Transfers.  Notwithstanding anything to the contrary contained in
           -------------
this Article 14, an assignment of this Lease or subletting of all or a portion of the Premises to an entity (an "Affiliate") which is controlled by, controls, or is under common control with, Tenant or Tenant's parent or any subsidiary of Tenant or Tenant's parent, or to a resulting entity from a merger or consolidation of Tenant with another entity, shall not be deemed a Transfer under this Article 14, and Landlord's consent shall not be required in connection therewith, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such Affiliate or resulting entity, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease and shall in no way relieve Tenant from any liability under this Lease. "Control," as used in this Section 14.5, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. As used in this
Section 14.5, "Affiliate" shall also include any entity which is subleasing from Tenant less than 12,000 square feet of rentable area of the Premises and on a consolidated basis no more than 36,000 square feet and with respect to which no demising wall is to be erected, and with the only identification of such subtenant appearing on the door or doors to the offices, if any, in that portion or portions of the Premises being occupied by such sublessee.

                                   ARTICLE 15
                        SURRENDER OF PREMISES; OWNERSHIP
                         AND REMOVAL OF TRADE FIXTURES

     15.1  Surrender of Premises.  No act or thing done by Landlord or any agent
           ---------------------
or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger.

     15.2  Removal of Tenant Property by Tenant.  Upon the expiration of the
           ------------------------------------
Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15 and Section 8.4 above, quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear, casualty events, damage resulting from the negligence or misconduct of the Landlord Parties, and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of free-standing furniture, equipment, cabinet work, and other personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and, subject to the terms of this Lease, Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                   ARTICLE 16
                                  HOLDING OVER

     (a) If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. Except for the time limitation on Landlord's right to seek consequential damages set forth in the next sentence (which time limitation shall also apply to Landlord's rights to seek damages other than by reason of the following sentence), the provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within sixty (60) days after the termination or expiration of this Lease, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

     (b) Notwithstanding the foregoing, by written notice to Landlord given at least 270 days prior to the expiration of the original Term, Tenant shall have one time right to elect to holdover in the Premises (which holdover will be deemed to be with Landlord's consent) for one (1), two (2), or three (3) full months (as specified in Tenant's notice) at a Base Rent of $1.75 per "rentable square feet" per month and Additional Rent, and such continued occupancy by Tenant shall be subject to all of the other terms, covenants and conditions of this Lease, so far as applicable. The Lease Term will be extended for the period specified in such notice by Tenant to Landlord and a vacation of the Premises by Tenant prior to such date will not relieve Tenant of liability for Monthly Base Rent and Additional Rent accruing under this Lease through the expiration of the Term, as extended pursuant to Tenant's notice. The provisions of this Subsection 16(b) will survive the expiration or earlier termination of this Lease.

                                   ARTICLE 17
                             ESTOPPEL CERTIFICATES

     Within fifteen (15) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit
                                                                       -------
F, attached hereto, indicating therein any exceptions thereto that may exist at
-
that time, and shall also contain any other customary factual information certified to Tenant's knowledge, without a duty of investigation or inquiry by Tenant, reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same periods of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted to Tenant by Landlord, rather than being granted by Tenant to Landlord or to a lender.

                                   ARTICLE 18
                                 SUBORDINATION

     Subject to the terms of this Article 18, this Lease shall be subject and subordinate to all future ground or underlying leases of the Real Property and to the lien of any "Lender," which in this Lease shall mean any mortgagee under a mortgage or beneficiaries under any trust deeds hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the Lenders or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord's delivery to Tenant of commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors or Lenders, or ground lessors or Lenders who come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant's agreement to be bound by the terms of this Article 18. Subject to the non-disturbance agreements described above, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure (or deed lieu thereof) of any such mortgage, or if any ground or underlying lease is terminated, to attorn, to the lien holder or purchaser or any successors thereto upon any such foreclosure sale (or deed in lieu thereof), or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within 10 business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary, including a Subordination, Nondisturbance and Attornment Agreement or other similar form reasonably required by any lender making a loan secured by the Property to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases, subject to the terms of this
Article 18.

                                   ARTICLE 19
                               DEFAULTS; REMEDIES

     19.1  Events of Default.  The occurrence of any of the following shall
           -----------------
constitute an event of default ("Event of Default") under this Lease by Tenant:

           19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within ten (10) business days after the due date thereof; or

           19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it commences such cure within such period and thereafter proceeds to rectify and cure said default with reasonable diligence; or

           19.1.3 The failure by Tenant to observe or perform according to the provisions of Article 17 or

Article 18 of this Lease where such failure continues for more than ten (10) business days after notice from Landlord.

     All notices to be given pursuant to this Section 19.1 shall be in addition to and not in lieu of the notice requirements of the California Code of Civil Procedure Section 1161 et seq.

     19.2  Remedies Upon Default.  Upon the occurrence of any Event of Default
           ---------------------
by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

          19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, subject to due process of law and without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof; and Landlord may recover from Tenant the following:

               (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

               (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               (iv) Any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

               (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant to Landlord pursuant to the terms of this Lease. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

     19.3  Sublessees of Tenant.  In the event Landlord elects to terminate this
           --------------------
Lease on account of any Event of Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     19.4  Waiver of Default.  No waiver by Landlord or Tenant of any violation
           -----------------
or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord or Tenant in enforcement of one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent or other payment hereunder by Landlord or Tenant following the occurrence of any default, whether or not known to Landlord or Tenant, as the case may be, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent or other payment so accepted.

     19.5  Efforts to Relet.  For the purposes of this Article 19, neither this
           ----------------
Lease nor Tenant's right to possession shall be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating this Lease or Tenant's right to possession.

     19.6  Landlord Default.  Notwithstanding anything to the contrary set forth
           ----------------
in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if (i) Landlord is obligated to make a payment of money to Tenant, and Landlord fails to pay such unpaid amounts within ten (10) days of written notice from Tenant that the same was not paid when due, or (ii) such failure is other than the obligation to pay money, and Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity; provided that, except as otherwise specifically provided in this Lease to the contrary, Tenant shall have no right to terminate this Lease. Tenant shall have the right to terminate this Lease if after giving the notice required above, Landlord fails timely to pay the Tenant Improvement Allowance or cure a breach of the covenant of quiet enjoyment.

                                   ARTICLE 20
                          COVENANT OF QUIET ENJOYMENT

     Subject to Landlord's rights following an Event of Default, Landlord covenants that during the Lease Term Tenant shall peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied, except as otherwise expressly provided in this Lease.

                                   ARTICLE 21
                                 FORCE MAJEURE

     Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor after reasonable efforts to do so, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other monetary charges to be paid pursuant to this Lease, and except with regard to the time periods set forth in
Article 11 of this Lease, but preserving the use of this Article in the context of Article 11 to the extent that the delays described above are on a "industry-wide" basis and cannot be specifically resolved with respect to the Premises independent of the industry-wide circumstances (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

                                   ARTICLE 22
                                ATTORNEYS' FEES

     If either party commences an action against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree that the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

                                   ARTICLE 23
                                     SIGNS

     23.1 Monument Signage.
          ----------------

          23.1.1  Design and Approval.  Subject to the provisions of this
                  -------------------
Section 23.1, and any applicable governmental requirements, Tenant shall have the exclusive right to have a "Tenant Name" as that term is defined below, placed upon a monument sign (the "Monument Sign") located in front of the Building.

          23.1.2  Tenant Name.  Tenant shall have the right at Tenant's expense,
                  -----------
to designate from time to time during the Lease Term, including any Option Term, as the "Tenant Name", either (i) the name and/or logo of Tenant, or (ii) the name and/or logo of a Transferee of Tenant properly approved by Landlord pursuant to the terms of Article 14, and which Transferee occupies at least fifty percent (50%) of the Premises, provided that such Tenant Name shall not be an "Objectionable Name" as that term is defined in this Section 23.1.2, below. The term "Objectionable Name" shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Real Property, or which would otherwise reasonably offend a landlord of a Comparable Building.

          23.1.3  Repair and Maintenance; Government Approval.  Tenant shall be
                  -------------------------------------------
responsible for the cost of the design, permitting, construction and installation of the Monument Sign and Tenant Name (the "Sign Cost"), and shall also be responsible for the repair and maintenance during the Lease Term of the Monument Sign. Tenant shall also be responsible for the cost and expense of the removal of its name from and restoration of the Building, if affected by the Monument Sign (or from the sign itself, but without restoration obligations) as of the expiration or earlier termination of the Lease. Tenant acknowledges and agrees that the Monument Sign shall be subject to all necessary approvals and permits from governmental agencies and shall comply with the CC&Rs.

     23.2  Building Signage.  Tenant shall have the exclusive right, during the
           ----------------
Lease Term, at Tenant's sole cost and expense, to install a sign, with the specifications as set forth on Exhibit G, attached hereto, on the exterior of
                               -------
the Building containing the Tenant Name (the "Building Signage"), provided that such Building Signage shall be subject to all of the terms of the CC&Rs and any applicable governmental requirements. Except as provided in this Lease, Tenant shall be responsible, at Tenant's sole cost and expense, to repair and maintain the Building Signage in first class condition during the Lease Term. In addition Tenant shall be responsible for the cost and expense of the removal of the Building Signage as of the termination or earlier expiration of the Lease Term, and for the cost of repair of any damage to the Building resulting from such removal.

     23.3  Prohibited Signage and Other Items.  Except as approved elsewhere in
           ----------------------------------
this Lease, any signs, notices, logos, pictures, names or advertisements which are installed and visible from the exterior of the Premises and/or Building and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole but reasonable discretion. Landlord shall have the right to refer to the Tenant Name in connection with its ownership and operation of the Building, including its sales and promotional materials and regulatory filings.

                                   ARTICLE 24
                              COMPLIANCE WITH LAW

     Neither Landlord nor Tenant shall do anything in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Laws"). To the best of Landlord's knowledge, the Premises comply with all Laws as of the date hereof. Should any Laws now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees or tenants, then (i) Tenant agrees, at its sole cost and expense, to comply promptly with such Laws if they relate to any of the Tenant Maintenance Items, the Tenant Improvements or the Alterations or Tenant's use and occupancy of the Premises and to make all alterations to the Premises, Building, and/or Real Property as are required to comply with such Laws and (ii) Landlord shall comply with and all other Laws, including those which relate to the Landlord Maintenance Items, unless such compliance obligations are triggered by the construction of the Tenant Improvements or Alterations, in which event such compliance obligations to the Landlord Maintenance Items shall be at Tenant's sole cost and expense.

                                   ARTICLE 25
                                  LATE CHARGES

     Any Rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day after the due date, shall incur a late charge of five percent (5%) for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the rate of fifteen percent (15%) per annum from and after the due date for such payment. In no event shall the rate of interest payable on any late payment exceed the legal limits for such interest enforceable under applicable law. The interest shall accrue from the date such payment was due until the date such payment is received. Such late charge and interest shall be payable immediately to Landlord as Additional Rent hereunder. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, or prevent Landlord from exercising any of the other rights and remedies granted hereunder. Nothing contained in this paragraph, however, shall be construed to require Landlord to accept a late payment from Tenant. If Landlord does accept a late payment from Tenant, then Tenant shall remain in default under this lease until Tenant pays all late charge(s) and interest provided for in this paragraph. There will also be a charge should any check be returned by a bank for insufficient funds.

                                   ARTICLE 26
              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

     26.1  Landlord's Cure.  Except as otherwise specifically set forth in this
           ---------------
Lease, all covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after thirty (30) days prior notice to Tenant (or in the case of an emergency, after such notice as is reasonable under the circumstances), make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

     26.2  Tenant's Reimbursement.  Except as may be specifically provided to
           ----------------------
the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations reasonably incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27
                               ENTRY BY LANDLORD

     Subject to the provisions of this Lease, and provided Landlord uses commercially reasonable efforts to minimize any interference with Tenant's business, Landlord reserves the right during the hours 9:00 A.M. to 5:00 P.M., Monday through Friday (other than a holiday) or at other times when Tenant is open for business and upon reasonable notice to the Tenant (or in the case of an emergency upon such notice as is reasonable under the circumstances, including such attempts as may be reasonable under the circumstances to reach Tenant by telephone) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, ground or underlying lessors or insurers (provided that such right shall not extend to prospective tenants until twelve (12) months prior to the Lease Expiration Date); (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with Laws, or for alterations, repairs or improvements to the Landlord Maintenance Items. Notwithstanding anything to the contrary contained in this Article 27, and subject to the notice requirements set forth in Section 19.1.2, above, and Landlord's compliance with the terms of

Section 26.1, Landlord may enter the Premises at any time to perform any covenants of Tenant which Tenant fails to perform. Except as otherwise expressly provided in this Lease, any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims (not including claims for physical property damages (subject to Section 10.4 hereof) or personal injury damages) for any injuries or inconvenience to or interference with Tenant's business or lost profits, occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may in good faith deem proper to open the doors in and to the Premises. Subject to the provisions of this Lease, any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Notwithstanding the foregoing, as reasonably necessary in connection with Tenant's business use of the Premises, Tenant may designate certain secure areas, and on prior written notice to Landlord of these areas, Tenant may deny Landlord access to such areas except in an emergency or when Landlord is accompanied by Tenant. Subject to the provisions of this Lease, no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

                                   ARTICLE 28
                             INTENTIONALLY OMITTED

                                   ARTICLE 29
                            MISCELLANEOUS PROVISIONS

     29.1  Terms.  The necessary grammatical changes required to make the
           -----
provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

     29.2  Binding Effect.  Each of the provisions of this Lease shall extend to
           --------------
and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

     29.3  No Air Rights.  No rights to any view or to light or air over any
           -------------
property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

     29.4  Modification of Lease.  Should any prospective mortgagee or ground
           ---------------------
lessor for the Building or Real Property require a modification or modifications of this Lease, which modification or modifications will not directly or indirectly cause an increased cost or expense to Tenant under this Lease or in connection with Tenant's business operations, or have any negative economic impact, or any other material negative impact, on the Premises or Tenant's occupancy of the Premises or in any other way adversely change the rights and obligations of Tenant hereunder including, without limitation, all rights and obligations of Tenant with respect to renewal, assignment and subletting, insurance proceeds and Tenant's rights to terminate this Lease, or receive abatement of Rent, then and in such event, Tenant agrees that this Lease may be so modified at Landlord's sole cost and expense (including Tenant's reasonable attorneys' fees for review of the same), and agrees to execute whatever reasonable documents are required therefor and deliver the same to Landlord within thirty (30) days following the request therefor. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within fifteen (15) business days following Tenant's receipt of written request therefor.

     29.5  Transfer of Landlord's Interest.  Tenant acknowledges that Landlord
           -------------------------------
has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease. Tenant agrees that in the event of a transfer of fee title and provided that such transferee is a bona fide purchaser and agrees in writing to perform all of Landlord's obligations thereafter accruing, Landlord shall automatically be released from all liability under this Lease thereafter accruing and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising or accruing after the date of transfer upon agreement by such transferee to fully assume and be liable for all obligations of this Lease to be performed by Landlord which first accrue or arise after the date of the conveyance, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that unless and until such mortgage lender succeeds to Landlord's interest and obligations hereunder, Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

     29.6  Prohibition Against Recording.  A memorandum of this Lease may be
           -----------------------------
recorded by Tenant provided Landlord may first require Tenant's agreement to deliver to Landlord an executed, recordable, memorandum of termination of the same, within ten (10) business days after the expiration or earlier termination of this Lease and provided Tenant will pay all costs of such recordation.

     29.7  Landlord's Title.  Subject to and except for the rights of Tenant
           ----------------
expressly set forth in this Lease, Landlord's title is and always shall be paramount to the title of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     29.8  Captions.  The captions of Articles and Sections are for convenience
           --------
only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     29.9  Relationship of Parties.  Nothing contained in this Lease shall be
           -----------------------
deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

     29.10  Time of Essence.  Time is of the essence of this Lease and each of
            ---------------
its provisions.

     29.11  Partial Invalidity.  If any term, provision or condition contained
            ------------------
in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     29.12  No Warranty.  Except as otherwise expressly set forth in this Lease,
            -----------
in executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

     29.13  Landlord Exculpation.  It is expressly understood and agreed that,
            --------------------
notwithstanding anything in this Lease to the contrary, the liability of Landlord or the Landlord Parties to Tenant for performance of Landlord's obligation under the Lease shall be (i) limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and Real Property and to the proceeds of any insurance (the cost of which is included in Operating Expenses) or condemnation awards received by Landlord pursuant to the items of Article 13 of this Lease and (ii) subject to the waiver of consequential damages set forth in Section 10.1, above. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant; provided, however, if Landlord incurs any liability to Tenant under this Lease which liability is reduced to a judgment against Landlord, then Tenant shall be entitled to deduct the amount of such judgment from Rent payable by Tenant under this Lease. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.

     29.14  Entire Agreement.  It is understood and acknowledged that there are
            ----------------
no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease (including all exhibits attached hereto), and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

     29.15  Intentionally Omitted.
            ---------------------

     29.16  Notices.  All notices, demands, statements, designations, approvals
            -------
or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, and shall be delivered personally or by nationally recognized overnight courier service or sent by United States certified or registered mail, postage prepaid, return receipt requested (i) to Tenant at the appropriate addresses set forth in
Section 5 of the Summary, or to such other place in the continental United States as Tenant may from time to time designate in a Notice to Landlord; or
(ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place in the continental United States as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is received as provided in this Section 29.16 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor at the address set forth in such notice a written notice of any default by Landlord under the terms of this Lease and allow such mortgagee or ground or underlying lessor 30 days within which to cure such default.

     29.17  Authority.  If either party is a corporation or partnership, each
            ---------
individual executing this Lease on behalf of such party hereby represents and warrants that such party is a duly formed and existing entity and that such party has full right and authority to execute and deliver this Lease and that each person signing on behalf of such party is authorized to do so.

     29.18  Governing Law.  This Lease shall be construed and enforced in
            -------------
accordance with the laws of the State of California.

     29.19  Submission of Lease.  Submission of this instrument for examination
            -------------------
or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     29.20  Brokers.  Landlord and Tenant hereby warrant to each other that they
            -------
have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers specified in
Section 9 of the Summary (the "Brokers"), to whom Landlord shall be obligated to pay a commission pursuant to separate brokerage agreements (the "Brokerage Agreements"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Broker.

     If at the time of renewal or extension of the term of this Lease, the Brokerage Agreements between Landlord and Brokers provide that Landlord is not obligated to pay a commission to Broker if Tenant presents to Landlord and/or Broker a written exclusive listing agreement with another broker, then in the event that (i) Landlord or its successor in interest is otherwise obligated to pay a commission to Brokers pursuant to the terms of the Brokerage Agreement as the result of any renewal or extension of the term of this Lease, and (ii) Tenant uses a broker other than Brokers in connection with such renewal or extension of the term of this Lease and such use is not pursuant to such written exclusive listing agreement with another broker, then Tenant shall be obligated to pay any fee, commission or other compensation to such broker and Tenant's indemnity obligation to Landlord, as set forth in this Section 29.20, shall apply with regard to such broker.

     29.21  Independent Covenants.  If Landlord fails to perform its obligations
            ---------------------
set forth herein, Tenant shall not, except as expressly provided in this Lease to the contrary, be entitled (i) to make any repairs or perform any acts hereunder at Landlord's expense or (ii) to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as, to the extent required in this Lease, notice is first given to Landlord and an opportunity is granted to Landlord to correct such violations as provided in Section 19.5 above.

     29.22  Intentionally Omitted.
            ---------------------

     29.23  Transportation Management.  To the extent required by Laws, Tenant
            -------------------------
shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building.

     29.24  Hazardous Material.
            ------------------

            29.24.1  Definition.  As used herein, the term "Hazardous Material"
                     ----------
means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iii) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (iv) petroleum, (v) asbestos or asbestos containing materials, (vi) listed under
Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, division 4, Chapter 20, (vii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6902 et seq. (42 U.S.C. 6903), or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. 9601).

            29.24.2  Operating Expenses.  Tenant acknowledges that Landlord may
                     ------------------
incur costs for complying with laws, codes, regulations or ordinances relating to Hazardous Material, including, without limitation, the following: (i) Hazardous Material present in soil or ground water; (ii) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves onto or under the Real Property, (iii) Hazardous Material present on or under the Real Property as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Real Property by persons or entities other than Landlord and Tenant; and
(iv) material which becomes Hazardous Material due to a change in laws, codes, regulations or ordinances which relate to hazardous or toxic material, substances or waste. Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, the Project for complying with laws, codes, regulations or ordinances relating to Hazardous Material shall be paid by Tenant if such costs are a result of a violation by Tenant of its covenant and agreement in Section 5.2 of this Lease, and shall be an Operating Expense only if such costs qualify (x) under this Section 29.24 to the extent that such compliance does not relate to Hazardous Materials which exist on or under the Project prior to the commencement of the Lease Term, and (y) under clause (iv) so long as such cost and compliance with said clause (iv) is amortized over a seven-year period with Tenant only being responsible for such costs to the extent that the term of this Lease is included within such seven-year amortization period, unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant under this Lease. To the extent such Operating Expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate recovery of such Operating Expense to which such recovery or reimbursement relates.

            29.24.3  Landlord's Representation. Tenant acknowledges receipt of
                     -------------------------
that certain Report of Phase I Environmental Site Assessment prepared by Law/Crandall, Inc., dated April 16, 1996. Landlord hereby represents to Tenant that to the best of Landlord's knowledge and except as otherwise disclosed in said report, on execution of this Lease, there will be no Hazardous Materials located in, on or under the Building, the Real Property or the Premises, and there has been no violation thereon of any law governing Hazardous Materials.

            29.24.4  Third Parties.  Tenant and Landlord agree to share equally
                     -------------
any costs directly attributable to Hazardous Substances in, on, under, at or about the Premises which arise following the Lease Commencement Date and are caused by a party other than Landlord and Tenant and their respective agents, contractors, licensees, invitees or employees (it being agreed that each of Landlord and Tenant shall be solely responsible for costs directly attributable to Hazardous substances in, on, under, at or about the Premises caused by its agents, contractors, licensees, invitees or employees.

     29.25  Rules and Regulations.  Tenant shall comply with the Rules and
            ---------------------
Regulations set forth in Exhibit D, together with any reasonable changes thereto
                         -------
which may be made by Landlord from time to time.

     29.26  Reasonable Consent.  Except for matters for which there is a
            ------------------
standard of consent or approval specifically set forth in this Lease, in which case the express standard shall control, and except for matters which could (i) adversely affect the Systems and Equipment, (ii) adversely affect the Building structure, or (iii) affect the exterior appearance of the Building, in which case Landlord shall have the right to act in its sole and absolute discretion (but at all times in good faith) as to the matters described in items (i), and
(ii) and (iii) above, any time the consent or approval of Landlord or Tenant is required under this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed. Subject to the foregoing, and except for matters pertaining to the exercise by either party of any remedies in the event of a default by the other party, in the event this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

     29.27  Counterparts.  This Lease may be executed in counterparts, each of
            ------------
which shall be deemed an original, but such counterparts, when taken together shall constitute one agreement.

     29.28  Building Security.  Tenant, at its sole expense, shall be permitted
            -----------------
to install its own security system (which may be a card-key security system) in the Building and any portion thereof.

     29.29  Telecommunications Equipment and Other Appurtenances.
            ----------------------------------------------------

            29.29.1  Installation.  At any time during the Lease Term, Tenant
                     ------------
shall have the exclusive right, so long as Tenant is the sole lessee of all non-common areas of the Building and thereafter a non-exclusive right, to install at Tenant's sole cost and expense, satellites, microwave dishes and any other type of telecommunications or communications device ("Communications Equipment") upon the roof of the Building at a location designated by Tenant, which location as well as Tenant's plans and specifications relating to the installation of Tenant's Communications Equipment shall be subject to Landlord's reasonable approval, without the payment of operating expenses; provided, however, Tenant shall pay all cost of such Communications Equipment, including, without limitation, the utilities and maintenance necessary to Tenant's operation of the Communications Equipment and liability insurance for such Communications Equipment, and Landlord may require Tenant to install screening around such Communications Equipment, at Tenant's sole cost and expense, as reasonably designated by Landlord or as required by applicable law. The Communications Equipment shall comply with all governmental laws and ordinances and with the CC&R's. Tenant shall also have the right to use the Building shafts, risers and/or conduits within the Building (including the roof) for the installation and maintenance of conduits, cables, ducts, flues, pipes and other devices for communications, data processing devices, supplementary HVAC (if necessary) and other facilities consistent with Tenant's use of the Building and the Premises. Tenant shall also have the right to install and maintain a back-up generator and enclosure for support of its communications and data systems.

            29.29.2  Maintenance and Repair.  Tenant shall maintain, repair or
                     ----------------------
replace Communications Equipment, at Tenant's sole cost and expense. During the Lease Term, Tenant shall have the obligation to repair all damage to the Building rooftop caused by the installation, repair, maintenance and use of the Communications Equipment. Further, Tenant shall have the obligation to repair any damage to the Building rooftop caused by Tenant's Communications Equipment, reasonable wear and tear, casualty and repairs which are specifically made the responsibility of Landlord hereunder excepted.

            29.29.3  Termination.  Tenant shall be entitled at any time to
                     -----------
terminate such use of space on the roof, in which case Tenant shall be relieved of all of its obligations to pay any utilities and/or maintenance charges attributable to the operation of Tenant's Communications Equipment upon removal of all such equipment from the roof of the Building by Tenant. Upon Tenant's termination of the use of space on the roof and removal of its Communications Equipment therefrom, Tenant shall have the obligation to repair all damage to the Building rooftop caused by such removal of the Communications Equipment, reasonable wear and tear, casualty and repairs which are specifically made the responsibility of Landlord under this Lease excepted.

                Remainder of page is intentionally left blank.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.


                    Landlord:

                    Fund VIII and Fund IX Associates,
                    a Georgia joint venture

                    By:  Wells Real Estate Fund IX, L.P.,
                         a Georgia limited partnership, general partner

                    By:  Wells Capital, Inc.,
                         a Georgia corporation, general partner

                         By: /s/ Douglas P. Williams
                             ------------------------------------
                         Name:  Douglas P. Williams
                         Title: Senior Vice President


                    TENANT:

                    QUEST SOFTWARE, INC.

                         By:  /s/ David Doyle
                            -------------------------------------
                         Name: David Doyle
                              -----------------------------------
                         Title:  President
                               ----------------------------------

                                   EXHIBIT A

                           LEGAL DESCRIPTION OF LAND

THE LAND REFERRED TO IN THIS POLICY IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, CITY OF IRVINE, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1 AS SHOWN ON A PARCEL MAP NO. 82-620 FILED IN BOOK 177, PAGES 19 AND 20 OF PARCEL MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ANY AND ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN, GEOTHERMAL STEAM, AND ALL PRODUCTS DERIVED FROM ANY OF THE FOREGOING, THAT MAY BE WITHIN OR UNDER THE LAND, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING, AND OPERATING THEREFOR, AND STORING IN AND REMOVING THE SAME FROM THE LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE CONVEYED HEREBY, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILL WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNELL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, STORE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND, AS RESERVED IN THE DEED FROM THE IRVINE COMPANY, A MICHIGAN CORPORATION, SUCCESSOR BY MERGER WITH IRVINE INDUSTRIAL COMPLEX RECORDED MARCH 30, 1979, IN BOOK 13086, PAGE 1979 OFFICIAL RECORDS.

EXCEPT ANY AND ALL WATER, RIGHTS OR INTERESTS THEREIN, NO MATTER HOW ACQUIRED IN CONNECTION WITH OR WITH RESPECT TO SAID LAND, TOGETHER WITH THE RIGHT AND POWER TO EXPLORE, DRILL, REDRILL, REMOVE AND STORE THE SAME FROM THE LAND OR TO DIVERT OR OTHERWISE UTILIZE SUCH WATER, RIGHTS OR INTEREST ON ANY OTHER PROPERTY OWNED OR LEASED BY GRANTOR, WHETHER SUCH WATER RIGHTS SHALL BE RIPARIAN, OVERLYING, APPROPRIATIVE, PERCOLATING, LITTORAL, PRESCRIPTIVE, ADJUDICATED, STATUTORY OR CONTRACTUAL, BUT WITHOUT, HOWEVER, ANY RIGHT TO ENTER UPON THE SURFACE OF SAID LAND IN THE EXERCISE OF SUCH RIGHTS, AS RESERVED IN THE DEED FROM THE IRVINE COMPANY, A MICHIGAN CORPORATION, SUCCESSOR BY MERGER WITH IRVINE INDUSTRIAL COMPLEX, A CORPORATION, RECORDED MARCH 30, 1979, IN BOOK 13086, PAGE 1979, OFFICIAL RECORDS.

                                   EXHIBIT B
                              TENANT IMPROVEMENTS

     1. The Premises shall be delivered to and accepted by Tenant in its existing condition.

     2. Tenant shall select an architect and contractor approved by Landlord to prepare plans and specifications for and to construct the leasehold improvements desired by Tenant. Landlord acknowledges that it has approved Gensler as architect and either Nexus Construction Services, Inc. or Turelk, Inc. as the contractor. The plans and specifications shall be submitted to Landlord for approval, which approval shall not be unreasonably withheld or delayed. To facilitate Landlord's approval of Tenant's architect and contractor, Tenant shall obtain and furnish to Landlord an AIA qualification statement and insurance certificate.

     3. Landlord will provide Tenant with an allowance of up to $11.00 per square foot of rentable area in the Premises to be applied to the costs actually incurred by Tenant in improving such space. Such allowance must be applied to the actual cost of permanent leasehold requirements in the space, not including cabling and wiring, all in accordance with the approved plans and specifications, and no portion of such allowance may be utilized for Tenant's owned property or other similar expenses.

     4. (a) Wells Management Company, Inc. shall receive a construction management fee of $10,405 as consideration for its construction oversight, which amount shall be deducted from the allowance.

          (b) The balance of the aforesaid allowance shall be disbursed by Landlord to Tenant from time to time subject to and conditioned upon Tenant's fulfillment of the following conditions for disbursement.

               (c) From time to time after the date of execution of this Lease, Tenant shall submit to Landlord a request for funds ("Request for Funds"), containing a statement by or on behalf of Tenant setting forth the amount of disbursement sought with an itemized breakdown of those expenses comprising such requested disbursement and accompanied by (i) documentary evidence satisfactory to Landlord confirming the expenditures identified in the Request for Funds, and
(ii) to the extent any such expenditures are for the payment for labor performed on and/or materials stored on or incorporated into any work on the Premises, lien release waivers in form and content satisfactory to Landlord and executed by each engineer, contractor, subcontractor, supplier and materialman to be paid pursuant to the Request for Funds and covering all labor, services, equipment and materials to be paid thereunder.

          (d) Upon verification of the accuracy of a Request for Funds, including by Landlord's inspection of the Premises, or otherwise, which verification shall occur no later than 10 business days after receipt by Landlord of the Request for Funds and accompanying materials, and upon satisfaction of all applicable conditions contained herein, Landlord shall make disbursements to Tenant.

         (e) Final disbursement shall, in addition to the other requirements set forth herein, be subject to receipt by Landlord of a certificate of occupancy allowing Tenant to occupy the Premises without restriction.

     5. Tenant shall indemnify and hold Landlord harmless from and against any and all losses, damages, costs (including attorneys' fees), liabilities, liens or claims of liens, or causes of action arising out of or relating to the work of Tenant and its contractors in connection with the construction of its Tenant Improvements.

                                   EXHIBIT C
                          DIRECT EXPENSES EXCLUSIONS

     1.   Exclusions From Direct Expenses.  Despite any other provision of
          -------------------------------
Article 4 of the Lease, and except as otherwise expressly permitted by the Lease, Direct Expenses shall not include:

          (a) Depreciation, interest, or amortization on mortgages or ground lease payments, except as otherwise expressly permitted by the terms of the Lease.

          (b)  Real estate brokers' leasing commissions.

          (c)  Initial improvements or alterations to tenant spaces.

          (d) Any costs expressly excluded from Direct Expenses elsewhere in the Lease.

          (e) Costs of any items for which Landlord receives reimbursement from insurance proceeds or a third party. Insurance proceeds shall be excluded from Direct Expenses in the year in which they are received, except that any deductible amount under any insurance policy shall be included within Direct Expenses.

          (f)  Costs of capital improvements, except as otherwise stated in
Section 7.1.1.

          (g) Interest, principal, depreciation, attorney fees, costs of environmental investigations or reports, points, fees, and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, or other debt instrument encumbering the Building or Real Property.

          (h) Insurance premiums to the extent of any refunds of those premiums, and insurance deductibles in excess of commercially reasonable levels for Comparable Buildings.

          (i) Costs, fees, and compensation paid to Landlord, or to Landlord's subsidiaries or affiliates, for services in or to the Building, or for supplies or other materials, to the extent that they exceed the charges for comparable services or supplies rendered by an unaffiliated third party of comparable skill, competence, stature, and reputation.

          (j) Management fees in excess of the sum of (i) administrative salaries of $7,392 for the first Lease Year, increasing by 2.5% in each subsequent Lease Year, (ii) liability insurance maintained by Landlord pursuant to Section 10.2, and (iii) 10% of the costs described in subparagraphs (i) and
(ii).

          (k)  counting and audit fees, except as otherwise provided in Sections
4.5 and 14.4.

     2.   Adjustment of Taxes.  For purposes of this Lease, Tax Expenses
          -------------------
attributable to any Expense Year shall be the amount of Tax Expenses assessed for that year. If Landlord later receives any supplemental or additional assessment for any such Expense Year, Tenant shall pay Landlord, within thirty
(30) days after the date of the invoice for this assessment, Tenant's Share of the supplemental or additional assessment. If, by the beginning of the last year of the Lease Term, the Real Property has not been fully assessed for any year during the Lease Term, Tax Expenses shall be adjusted to the Tax Expenses that would have been payable in such year or years if the Real Property had been fully assessed. These provisions shall survive the Lease Expiration Date or other termination of this Lease.

                                   EXHIBIT D
                             RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.

1. Except as otherwise provided in Article 23 of this Lease, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice, unless Landlord has given written consent, without notice to and at the expense of Tenant. Landlord shall not be liable in damages for such removal unless the written consent of Landlord had been obtained.

2. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys, magnetic locks, security systems (if not removed by Tenant), etc. of offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have made.

3. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant.

4. Tenant shall not use the Premises in any manner which exceeds the floor load design capacity of the floor on which the Premises are located.

5. Tenant agrees that its use of electrical current shall never exceed the capacity of the existing base Building feeders, risers or wiring installation.

6. No part of the Building or Premises shall be used for gambling, immoral or other unlawful purposes. No birds or animals of any kind shall be brought into the Building (other than trained assist dogs required to be used by the visually impaired).

7. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Building and on the Real Property shall not be used for any purposes other than those for which same were intended as ingress and egress. Tenant shall use reasonable efforts to see that the doors of the Premises are closed and securely locked before leaving the Building and to cause all water apparatus (i.e. kitchen sinks and appliances, restroom fixtures, water fountains, etc.) to be entirely shut off before Tenant or Tenant's employees leave the Building, so as to prevent waste or damage.

8. Landlord shall have the right to prohibit any advertising by Tenant which utilizes Landlord's name, or a picture or visual rendition of the Building but only to the extent which the same tends, in Landlord's reasonable discretion, to impair the reputation of the Building or its desirability as a location for offices and other permitted uses, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

9. In the event of any conflict between the provisions of these Rules and Regulations and the other provisions of this Lease, the other provisions of this Lease shall control.

                                   EXHIBIT E


     1. Covenants, Conditions and Restrictions in an instrument recorded September 29, 1978 in Book 12864, page 63 of Official Records, as amended by documents declaring modifications thereof recorded in Book June 5, 1979 13173, page 1210 of Official Records and recorded May 21, 1980 in Book 13613, page 322 of Official Records.

     2. Easements, Covenants and Conditions contained in the Deed by and between The Irvine Company, as Grantor, and SAN/BAR Corporation, as Grantee, recorded March 30, 1979 in Book 13086, page 1976 of Official Records.

     3. The Terms, Provisions and Conditions contained in a document entitled "Declaration of Special Land Use Restrictions ("Regulations"), Abatement Lien, Mortgage Lien and Option to Repurchase", executed by and between The Irvine Company and SAN/BAR Corporation, recorded March 30, 1979 in Book 13086, page 1979 of Official Records.

     4. The Terms, Provisions and Conditions contained in a document entitled "Reciprocal Easement Agreement", executed by and between The Irvine Company, Crow IIC East, SAN/BAR Corporation and CB Institutional Fund IV, recorded January 6, 1982 as Instrument No. 82-004179 of Official Records.

     5. Covenants, Conditions and Restrictions in an instrument recorded January 11, 1984 as Instrument No. 84-014634 of Official Records.

                                   EXHIBIT F

                     FORM OF TENANT'S ESTOPPEL CERTIFICATE

     The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of __________, 2000, and between FUND VIII AND FUND IX ASSOCIATES, a Georgia joint venture partnership, as Landlord, and the undersigned as Tenant, for Premises being the entire Office Building located at 15253 Bake Parkway, Irvine, California certifies as follows:

     1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

     2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on
_________.

     3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

     4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

     5.   Base Rent became payable on _______________.

     6.   The Lease Term expires on _________________.

     7. To the actual knowledge of Tenant, without investigation or inquiry and except as specified herein, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

     8. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

     9. To the actual knowledge of Tenant, without investigation or inquiry and except as specified herein, as of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

     10. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _________________. The current monthly installment of Base Rent is $__________. The current monthly installment of Additional Rent is $____________.

     11. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

     Executed at ____________ on the ____ day of ____________, ____.

                         "Tenant":

                         QUEST SOFTWARE, INC., a California corporation

                         By:   _________________________

                         Its:  _________________________

                                   EXHIBIT G

                               BUILDING SIGNAGE

     The building signage shall comply with the Covenants, Conditions and Restrictions and all applicable regulations of the City of Irvine, and shall meet with Landlord's approval, which approval shall not be unreasonably withheld or delayed.